Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Rural Cellular Corporation for the quarter ended September 30, 2002, I, Richard P. Ekstrand, President and Chief Executive Officer of Rural Cellular Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)          such Form 10-Q for the quarter ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in such Form 10-Q for the quarter ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of Rural Cellular Corporation.

Date: November 13, 2002	/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer